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                                                                   EXHIBIT 10.11


                               SUBLEASE AGREEMENT

       THIS SUBLEASE ("SUBLEASE") is made as of the 28th day of June, 1999, by and between PULSE ENGINEERING, INC., successor by merger to Valor Electronics, Inc. ("SUBLESSOR"), and COMPS.COM, INC. ("SUBLESSEE").

                                   BACKGROUND

       A. Pursuant to that certain Lease for Business Grove Office Building dated April 1, 1992 (the "LEASE"), as modified by that certain Agreement to Extend Lease dated November 25, 1996 (the "AGREEMENT TO EXTEND LEASE") between AmberJack Ltd. as General Partner for Business Grove Jack, Limited Partnership, successor-in-title to State Farm Life Insurance Company, ("PRIME LESSOR"), as lessor, and Sublessor, as lessee (the Lease and Agreement to Extend Lease are collectively referred to herein as the "PRIME LEASE"), Prime Lessor leased and demised to Sublessor certain premises consisting of approximately 40,075 rentable square feet situate in the City of San Diego, County of San Diego, State of California, commonly known as 9715 Business Park Avenue, San Diego, California 92131, as more fully described on Exhibit A to the Prime Lease (the "LEASED PREMISES," sometimes referred to herein as the "SUBLET PREMISES").

       B. Sublessor wishes to sublease all of the Leased Premises to Sublessee and Sublessee wishes to sublease all of the Leased Premises from Sublessor under the terms and subject to the conditions hereinafter set forth.

       NOW, THEREFORE, for and in consideration of the foregoing Background and the mutual covenants, promises, and agreements herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

       1. DEMISE AND PREMISES. Sublessor hereby grants and demises to Sublessee, and Sublessee hereby accepts from Sublessor, subject to the terms and conditions of this Sublease and the Prime Lease, for the period set forth in
Section 2 below, the Leased Premises, comprising approximately 40,075 square feet of space, as more particularly described on Exhibit A to the Prime Lease (hereinafter, the "SUBLET PREMISES"), together with the non-exclusive right to use the parking and driveway areas available to Sublessor under the Prime Lease and all common facilities, if any, available to Sublessor under the Prime Lease, in common with Prime Lessor, and other tenants of Prime Lessor, and their invitees, licensees, employees, officers, servants, contractors and visitors.

       2. SUBLEASE TERM. The term of this Sublease (the "SUBLEASE TERM") shall commence on the date Sublessor has received both the consent of the Prime Lessor to this Sublease and the Letter of Credit (hereinafter defined) (the "COMMENCEMENT DATE") and end on August 31, 2002 (the "SUBLEASE EXPIRATION DATE"). If the Commencement Date has not occurred on or before July 1, 1999, Sublessor or Sublessee may, in its sole discretion, terminate this Sublease without liability; provided, however, that Sublessee may not terminate this Sublease


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if the reason the Commencement Date has not occurred on or before July 1, 1999 is due to the fact that Sublessee has failed to deliver the Letter of Credit to Sublessor. Notwithstanding the foregoing, if Prime Lessor fails to grant its consent to this Sublease, this Sublease shall automatically become null and void as of the date of Prime Lessor's refusal to consent to this Sublease, and neither party hereto shall have any liability to the other thereafter. Notwithstanding anything in this Sublease to the contrary, in the event the Prime Lease is terminated for any reason, this Sublease Agreement shall also terminate as of the date of termination of the Prime Lease. Sublessor shall have no liability to Sublessee due to the termination of this Sublease Agreement as a result of the termination of the Prime Lease, provided Sublessor is not in default of its obligation to pay Rent (hereinafter defined) as provided in the Prime Lease or does not otherwise cause a default which results in the termination of the Prime Lease. Notwithstanding any contained in the Prime Lease or this Sublease to the contrary, Sublessee shall have no right or option to extend the term of this Sublease beyond the expiration or sooner termination of the Sublease Term.

       3. BASE RENT. Commencing on the Rent Commencement Date (hereinafter defined), Sublessee shall pay to Sublessor the base monthly rent due under this Sublease (the "FIXED RENT") as follows:

              (a) $34,063.75 per month for the period from the Rent Commencement Date through July 15, 2000.

              (b) $35,255.98 per month for the period July 16, 2000 through July 15, 2001.

              (c) $36,489.94 per month for the period from July 16, 2001 through July 15, 2002.

              (d) $37,767.09 per month for the period from July 16, 2002 through August 31, 2002.

Fixed Rent shall be payable in monthly installments in advance during the Sublease Term on the first day of each month, commencing on the Rent Commencement Date. In the event the Rent Commencement Date is a day other than the first day of a calendar month, Sublessee shall pay to Sublessor, on or before the Rent Commencement Date, a pro rata portion of the monthly installment of Fixed Rent, such pro rata portion to be based on the number of days remaining in such partial month after the Rent Commencement Date. As used herein, the term "RENT COMMENCEMENT DATE" shall mean that date occurring three (3) weeks after the Commencement Date.

       4. ADDITIONAL RENT. Sublessee shall pay as Rent in addition to the Fixed Rent (the "ADDITIONAL RENT") any other sums payable by Sublessor to Prime Lessor under the Prime Lease. Additional Rent shall be payable to Sublessor in accordance with the terms of the Prime Lease. As used herein, the term "Rent" shall mean and include Fixed Rent, Additional Rent and any other sums due hereunder or pursuant to the Prime Lease. All Rent shall be due and payable without prior notice, demand, deduction or offset. Notwithstanding the foregoing or any


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other provision of this Sublease including, without limitation, Section 8,
Sublessee shall, in no circumstances, be required to pay for and/or perform any of the following: (a) maintaining, repairing and/or replacing all or any portion of the roof, foundation, footings and structural elements/supports of the Sublet Premises or any sewer or utility lines, unless caused by Sublessor's negligence or willful misconduct; or (b) more than $5,800.00 for each 12 months of the Sublease Term (which such amount shall be prorated to the extent that the Sublease Term contains any partial years) for any maintenance, repair or replacement of the HVAC system servicing the Sublet Premises including Sublessor's obligations under any HVAC maintenance and/or repair contracts concerning the Sublet Premises. Sublessor shall, at its sole cost and expense, pay for such items not paid by Sublessee to the extent Sublessor agreed to pay for such items under the Prime Lease. On or before the Rent Commencement Date, Sublessor shall pay for the roof maintenance/repair specified in the estimate dated April 27, 1999 prepared by Goldstar Roofing and for the HVAC maintenance/repairs specified in the system evaluation prepared by Jackson and Blanc dated May 20, 1999; provided, however, that such HVAC and roof maintenance/repairs may be performed by any qualified person or company of Sublessor's choosing. In addition, Sublessor agrees to complete any repairs reasonably required for the parking lot, including, a slurry coat to the parking lot of the Sublet Premises, and to restrip the same on or before the Rent Commencement Date. Thereafter, Sublessee shall be responsible for maintaining and repairing the parking lot of the Sublet Premises at its own cost and expense. All rent shall be due and payable without prior notice, demand, deduction or offset.

      5. INTEREST ON OVERDUE PAYMENTS. In the event that Sublessee shall fail to pay any installment of Fixed Rent or Additional Rent or any other sum due hereunder or pursuant to the Prime Lease within five (5) days of the date when due, Sublessee shall pay Sublessor interest at a variable rate equal to the Bank of America's prime commercial rate as adopted from time to time plus two percent (2%) (but in no event greater that the maximum interest rate allowed under applicable law). The parties agree that the payment of such interest represents the liability that Sublessor will incur to Prime Lessor by reason of the late payment by Sublessee, and is therefore not a penalty.

      6. USE. Sublessee shall use and occupy the Sublet Premises for the uses permitted under the Prime Lease, and for no other purpose.

      7. ACCESS TO SUBLET PREMISES. During the period of time from the date hereof until the Commencement Date, Sublessee shall be granted access to the Sublet Premises to inspect and measure the Sublet Premises. Notwithstanding the foregoing, the Sublet Premises shall not be deemed delivered to Sublessee, and Sublessee shall not be deemed in possession of the Sublet Premises until the Commencement Date.

      8. APPLICATION OF PRIME LEASE. Except as otherwise provided in this Sublease, or except to the extent inconsistent herewith, Sublessee shall faithfully perform with respect to the Sublet Premises all of the covenants, conditions and agreements undertaken by or required of the lessee under the Prime Lease, and Sublessor shall have with respect to such covenants, conditions and agreements the rights of the lessor under the Prime Lease (except for the rights set forth in Section 21.2 of the Prime Lease which such rights shall be held by Prime Lessor only), both as fully as if those provisions were set forth herein in their entirety. All


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provisions of the Prime Lease shall apply to this Sublease unless specifically excluded or modified by this Agreement. Sublessor represents that it has delivered to Sublessee a true and complete copy of the Prime Lease to Sublessee, and Sublessee acknowledges receipt of a copy of the Prime Lease from Sublessor, which such copy is attached hereto as Exhibit A. Notwithstanding the foregoing, the parties hereto acknowledge as follows:

             (a) the following sections of the Prime Lease shall not be incorporated within this Sublease: Sections 1.3 (first sentence only), 2.1, 2.2, 4.2, 4.3, 22, 24.20 and 24.21;

             (b) the following exhibits to the Prime Lease shall not be incorporated into this Sublease: Exhibits C, G and H; and

             (c) the following sections from the Agreement to Extend Lease shall not be incorporated into this Sublease: 3 and 6.

      9. INDEMNIFICATION OF SUBLESSOR. To the extent permitted by law, Sublessee shall and does hereby indemnify Sublessor as a result of or arising out of Sublessee's breach of this Sublease or the Prime Lease and agrees to save Sublessor harmless and, at Sublessor's option, defend Sublessor from and against any and all claims, actions, damages, liabilities and expenses (including reasonable attorneys' and consultants' fees) judgments, settlement payments, and fines paid, incurred or suffered by Sublessor as a result of or arising out of Sublessee's breach of this Sublease or the Prime Lease, violations of any law or in connection with loss of life, personal injury and/or damage to the property or environment suffered by third parties arising from or out of the occupancy or use by Sublessee of the Sublet Premises or any part thereof occasioned wholly or in part by any act or omission of Sublessee, its officers, agents, contractors, employees or invitees (each a "SUBLESSEE PARTY" and collectively, the "SUBLESSEE PARTIES"), or arising directly or indirectly, wholly or in part, from any conduct, activity, act, omission or operation by any Sublessee Party involving the use, handling, generation, treatment, storage, disposal, other management or Release (hereinafter defined) of any substance or material defined or designated as hazardous or toxic, or other similar term, by any present or future local, state or federal environmental statute, regulation or ordinance, in, from or to the Sublet Premises, whether or not Sublessee may have acted negligently with respect to such substance or material. Sublessee's obligations pursuant to this Section shall survive any termination of this Sublease with respect to any act, omission, or occurrence which took place prior to such termination. As used in this Section, the term "RELEASE" shall have the meaning ascribed to such term in the Federal Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C. Section 6901 et seq. ("CERCLA").

      10. SERVICE. Sublessee has reviewed the provisions of the Prime Lease concerning the obligation of the Prime Lessor to supply building services to the Sublet Premises. Except as otherwise set forth in this Sublease (e.g., in Section 4), Sublessee agrees that Sublessor shall have no obligation to render or supply any services or repairs to Sublessee or the Sublet Premises (including, without limitation, (i) the furnishing of electrical energy, heat, ventilation, water, air conditioning, elevator service (other than Sublessor's obligation to deliver the Sublet Premises to Sublessee on the Commencement Date with all building systems in good working order and condition), cleaning, window washing, or rubbish removal services, (ii) making any

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alterations, repairs or restorations, (iii) complying with any laws or requirements of any governmental authorities (except to extent necessitated by a breach of Sublessor's representation and warranty set forth in Sections 1.3 and 3.4 of the Prime Lease), or (iv) taking any action that Prime Lessor has agreed to provide, make, comply with, take or cause to be provided, made, complied with or taken under the Prime Lease.

      11.    INSURANCE.

             (a) Sublessee, at Sublessee's sole expense, shall maintain for the benefit of Sublessor and Prime Lessor such policies of insurance (and in such form) with respect to the Sublet Premises as are required by the Prime Lease, which policies shall be reasonably satisfactory to Sublessor as to coverage and insurer, shall be maintained as a primary policies, and shall extend to and cover the acts and omission of Sublessee, and anyone acting by, through or under Sublessee notwithstanding anything contained in the Prime Lease to the contrary. Each policy of insurance required under this paragraph shall name Sublessor and Prime Lessor each as an additional insured. Sublessee shall provide Sublessor with certificates of insurance evidencing such policies and that Sublessor has been named as an additional insured as promptly as reasonably practical, but in no event later than thirty (30) days after the execution of this Sublease, and copies of such policies upon Sublessor's request therefor. All insurance policies shall contain a provision and the certificate of insurance shall expressly state that the insurer will give to Prime Lessor and Sublessor and such other parties in interest at least thirty
(30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance below the amounts specified herein.

             (b) The parties hereto, by reason of its consent hereto, release each other and their respective agents, employees, successors and assigns from all liability for damage to any property that is caused by or results from a risk which is actually insured against or which would normally be covered by the standard form of "all risk" property insurance, without regard to the negligence or willful misconduct of the entity so released. Each party shall use its reasonable efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any damage covered by the policy.

      12. SUBLESSEE DEFAULTS. The occurrence of any of the following shall be a default under this Sublease:

             (a) Sublessee shall fail to pay in full when due any and all installments of Rent or any other charge agreed to be paid by Sublessee, and such non-payment continues for a period of seven (7) days after the date such payment is due; or

             (b) Sublessee violates or fails to perform any term, covenant, condition or agreement herein contained or provided for in the Prime Lease or this Sublease and such failure continues for a period of fifteen (15) days after written notice thereof is given to Sublessee. If the default is of such a nature that it cannot be completely remedied within the fifteen (15) day period, this provision shall be complied with if Sublessee begins correction of the default within the fifteen

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(15) day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable and to prosecute the same to completion; or

             (c) Sublessee becomes insolvent or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against Sublessee, or a bill in equity or other proceeding for the appointment of a receiver for Sublessee is filed, or if proceedings for reorganization or for composition with creditors under any state or federal law be instituted by or against Sublessee, or if the subleasehold interest is levied on under execution; or

             (d) The vacating or abandonment of the Sublet Premises by Sublessee, whether or not the Rent is paid.

      13. SUBLESSOR REMEDIES. In the event of a default by Sublessee, and without any other action by Sublessor, and at Sublessor's option, Sublessor may exercise any and all remedies of the Prime Lessor under the Prime Lease. In addition to the foregoing, Sublessor may exercise any and all other rights or remedies, granted or allowed landlords by any existing or future statute or other law applicable in cases where a landlord seeks to enforce rights arising under a lease agreement against a tenant who has defaulted or otherwise breached the terms of such lease agreement; subject, however, to all of the rights granted or created by any such statute or other applicable law existing protection and benefit of tenants.

      14. REMEDIES CUMULATIVE. All of the remedies hereinbefore given to Sublessor and all rights and remedies given to it by law and equity shall be cumulative and concurrent. Except as expressly provided herein and in the Prime Lease, no termination of this Sublease or the taking or recovering of the Sublet Premises shall deprive Sublessor of any of its remedies or actions against Sublessee for Rent due or other breach hereof at the time or which, under the terms hereof, would in the future become due as if there has been no termination, or for any and all sums due at the time or which, under the terms hereof, would in the future become due as if there had been no termination, nor shall the bringing of any action for rent or breach of any covenant, or the resort to any other remedy herein provided for the recovery of Rent or other breach be construed as a waiver of the right to obtain possession of the Sublet Premises.

      15. NOTICES. All notices required hereunder shall be deemed to be given when hand delivered or one day after deposit with express overnight courier delivery, or three days after mailing by certified U.S. mail, return receipt requested, postage prepaid. Any notices to Sublessor shall be addressed as follows:

             If to Sublessor:
             Pulse Engineering, Inc.
             12220 World Trade Drive
             San Diego, CA 92128
             Attention: Mr. Bill Turpin, Director of Facilities

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           with a copy to:

           Ann Marie Janus, Esquire
           Stradley, Ronon, Stevens & Young, LLP
           2600 One Commerce Square
           Philadelphia, PA 19103

           If to Sublessee:

           COMPS.COM, INC.
           9888 Carroll Center Road, Suite 100
           San Diego, CA 92126
           Attn: Todd Thelen

       16. ASSIGNMENT AND SUBLETTING. Sublessee may not voluntarily or by operation of law or otherwise, assign, transfer, mortgage, encumber or sublet or all or any portion of the Sublet Premises to any individual or entity without the prior written consent of Sublessor and Prime Lessor. Any attempted assignment, transfer, mortgage, encumbrance or subletting by Sublessee without such consent shall be void and shall constitute a breach of and default under this Sublease. Notwithstanding the foregoing, nothing in this Section shall impose upon Sublessor any obligation to obtain, beyond its reasonable efforts to do so, the consent of Prime Lessor or any other third party.

       17. SUBLEASE CONTAINS ALL AGREEMENTS. It is expressly understood and agreed by and between the parties hereto that this Sublease (together with the Prime Lease) sets forth all the terms, conditions and agreements between Sublessor and Sublessee relative to the Sublet Premises, and that there are no promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Sublease shall be binding upon Sublessor or Sublessee unless reduced to a writing and signed by them.

       18. SUCCESSORS AND ASSIGNEES. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective successors and permitted assigns of said parties.

       19. SECURITY DEPOSIT. Sublessee shall have no right, title or interest in or with respect to the security deposit, or any portion thereof, that is held by Prime Lessor.

       20. LETTER OF CREDIT. Within ten (10) days of the date hereof, Sublessee shall provide Sublessor with an irrevocable standby letter of credit in the amount of $102,191.25 (the "Letter of Credit"), in form and substance reasonably acceptable to Sublessor, and which shall not expire until or shall be renewed beyond the later to occur of (i) sixty (60) days after the expiration or sooner termination of this Sublease or (ii) sixty (60) days after Sublessee shall have fully vacated the Sublet Premises, which Sublessor will hold as security for the faithful performance by Sublessee of all its covenants and agreements under this Sublease. Sublessor shall have the right,

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but not the obligation, to apply the Letter of Credit against any Rents or other charges in arrears, or to repair damage to the Sublet Premises caused by Sublessee or Sublessee's employees, contractors, invitees or licensees, or on account of any other damages suffered by Sublessor as a result of Sublessee's default hereunder or to satisfy Sublessee's indemnification obligations hereunder. Sublessor's right to possession of the Sublet Premises or other remedies available on account of Sublessee's default or any other reason shall not be affected by the fact that Sublessor holds such Letter of Credit. If Sublessee shall fail to deliver the Letter of Credit as aforesaid, Sublessor shall have the right to terminate this Sublease immediately.

       Sublessee may, from time to time, replace any existing Letter of Credit with a new Letter of Credit if the new Letter of Credit (a) becomes effective at least thirty (30) days before the termination or expiration of the Letter of Credit that it replaces; (b) is in the required amount; (c) is on the same terms and conditions as the Letter of Credit it replaces; (d) is issued by a bank having the same or better credit rating as the bank that issued the Letter of Credit it replaces and that is otherwise reasonably acceptable to Sublessor);
(e) otherwise complies with the requirements of this Section 19; and (f) provided that Sublessee first obtains the prior written consent of Sublessor, which consent may be withheld in Sublessor's sole discretion.

       21. TENANT IMPROVEMENT ALLOWANCE. Pursuant to Paragraph 4 to the Agreement to Extend Lease, Prime Lessor agreed to provide Sublessor with an allowance of up to $200,375.00 toward improvements to be made to the Premises at any time during the period from November 1, 1997 through April 30, 2001 (the "TENANT IMPROVEMENT ALLOWANCE"). Sublessor represents and warrants that it has
(a) not used or expended any of the Tenant Improvement Allowance as of the date hereof and (b) no reason to believe that Prime Lessor will not provide the Tenant Improvement Allowance for the "tenant improvements" as defined in the Agreement to Extend Lease. Sublessor covenants that it will cooperate with Sublessee at Sublessee's sole cost and expense to ensure Prime Lessor's prompt release of the Tenant Improvement Allowance. Sublessee shall be entitled to the Tenant Improvement Allowance to the same extent as Sublessor under the Prime Lease and in the manner set forth in the Prime Lease, and Sublessor agrees to pay the Tenant Improvement Allowance to Sublessee in the amount and in the manner set forth in the Agreement to Extend Lease within five (5) business days of Sublessor's receipt of such funds from the Prime Lessor. Notwithstanding the foregoing, Sublessee agrees and acknowledges that Sublessor shall be permitted throughout the Sublease Term to use all or any part of the Tenant Improvement Allowance in the amount and in the manner set forth in the Agreement to Extend Lease. If Sublessee during the Sublease Term desires to make tenant improvements to the Sublet Premises and the cost of such improvements exceeds the remaining unused portion of the Tenant Improvement Allowance, Sublessor will pay to Sublessee an amount equal to the portion of the Tenant Improvement Allowance used by Sublessor upon the receipt of invoices for the tenant improvements, provided such tenant improvements constitute "tenant improvements" as defined in the Agreement to Extend Lease, Sublessee has furnished to Sublessor the same documents that are required under the Prime Lease in connection with any tenant improvements, and has obtained any and all necessary permits and/or approvals required under the Prime Lease. It is anticipated that Sublessee shall install or cause the following improvements to be made to the Sublet Premises: (a) recarpet the Sublet Premises, (b) repaint interior walls,
(c) remove any interior non-

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structural walls and repair ceiling tiles damaged due to wall removal, (d)
reallocate air conditioning ducts and light fixtures due to the removal walls and (e) add to or modify the electrical and telecom systems (collectively, the "Tenant Improvements"). Notwithstanding the foregoing, Sublessee hereby agrees and acknowledges that Sublessor makes no representation or warranty that the Tenant Improvements constitute "tenant improvements" as defined in the Agreement to Extend Lease. Sublessee understands that all tenant improvements to the Sublet Premises must be approved by Prime Lessor prior to being made as provided in the Prime Lease.

      22. EXPIRATION OF SUBLEASE TERM. In the event Sublessee desires to lease the Leased Premises after the expiration of the Sublease Term, Sublessor agrees that it shall, in good faith, and at Sublessee's expense, assist Sublessee in its negotiations with Prime Lessor and execution of a new lease with Prime Lessor. Notwithstanding the foregoing, nothing in this Section shall impose upon Sublessor any obligation to extend the Sublease Term.

      23. CONDITION OF THE SUBLET PREMISES. Sublessee hereby acknowledges that Sublessee has examined the Sublet Premises and that they are in good and tenantable condition. Sublessor has let the Sublet Premises in their present condition, as hereinabove provided, and without any further improvements or alterations and without any representations on the part of the Sublessor, its officers, further, servants and/or agents.

     24. SUBLESSOR'S DUTIES.

        (a) The obligations of Prime Lessor under the Prime Lease shall remain the obligations of Prime Lessor, and shall not be considered the obligations or responsibility of Sublessor (except for the representations and obligations attendant thereto under Sections 1.3 and 3.4 of the Prime Lease). Sublessor shall fully perform all of its obligations under the Prime Lease to the extent Sublessee has not expressly agreed to perform such obligations under this Sublease. In the event, however, that Sublessor defaults in the performance or observance of any of Sublessor's remaining obligations under the Prime Lease as Tenant or fails to perform Sublessor s stated obligations under this Sublease (provided such failure to perform Sublessor's stated obligations under this Sublease is not the result of or caused by Prime Lessor's failure to perform Prime Lessor's stated obligations under the Prime Lease or due to Prime Lessor's default under the Prime Lease) or to enforce, for Sublessee's benefit, Prime Lessor's obligations under the Prime Lease, then Sublessee shall be entitled, following fifteen (15) days prior written notice of any such failure or default and the expiration of the thirty (30) day cure period, to cure such default and promptly collect from Sublessor, Sublessee's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and costs). Sublessee shall not be required, however, to wait the entire applicable cure period if earlier action is required of Sublessee to comply with the Prime Lease or with any applicable law, regulation or governmental order.

        (b) With respect to the obligations of Prime Lessor under the Prime Lease, Sublessor's only obligation shall be to use diligent, good faith efforts to cause Prime Lessor to perform such obligations for the benefit of Sublessee. Such diligent, good faith efforts shall include, without limitation:
(i) upon Sublessee's written request, immediately notify Prime Lessor of its nonperformance under the Prime Lease and request that Prime Lessor perform its

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obligations under the Prime Lease and (b) permitting Sublessee to commence a legal action in Sublessor's name to obtain the performance required from Prime Lessor under the Prime Lease; provided, however, that Sublessee shall pay all costs and expenses and any other liability incurred in connection therewith and Sublessee shall indemnify and hold Sublessor harmless against all reasonable costs and expenses incurred by Sublessor in connection therewith.

      25. SUBORDINATION. This Sublease is subordinate and subject to any mortgages, ground leases and/or other encumbrances to the same extent, and on the same terms, as the Primer Lease is so subordinate and subject under the terms thereof. Sublessee agrees to execute such instruments and, upon the failure to do so, hereby appoints the Prime Lessor and/or Sublessor its attorney-in-fact to execute such instruments, on such terms as are described in paragraph 18 of the Prime Lease.

      26. ALTERATIONS AND IMPROVEMENTS. Sublessee shall obtain Prime Lessor's prior written consent to any alterations or improvements to the Sublet Premises desired by Sublessee and all such alterations and improvements shall be done in strict accordance with Section 8 of the Prime Lease. Sublessee shall not permit any contractor, subcontractor or supplier performing any work on or supplying any materials to the Sublet Premises to file a mechanic's or materiaman's lien against the Sublet Premises; provided, however, that if any mechanic's or materiaman's lien is file against the Sublet Premises, Sublessee shall have sixty (60) days to remove any such lien, or such longer period as is reasonably necessary (provided that Sublessee contests such lien diligently and in good faith and such contest does not materially impair the value or utility of the Sublet Premises or the lien does not extend beyond the expiration or sooner termination of this Sublease). If Sublessee fails to remove any such lien from the Sublet Premises within the aforesaid period, the same shall constitute a default of this Sublease. Sublessee represents and warrants that it will obtain all required permits and approvals by all governmental and quasi-governmental authorities having jurisdiction over the Sublet Premises for alterations and improvements to the Sublet Premises. Sublessee shall require each contractor of Sublessee performing work on the Sublet Premises to carry and maintain, at no expense to Sublessor, insurance in a commercially reasonable form and amount for the work being done by such contractor.

      27. SURRENDER OF THE SUBLET PREMISES. Upon the expiration or sooner termination of the Sublease, Sublessee shall adhere to the terms and conditions set forth in the Prime Lease concerning the condition of the Sublet Premises upon surrender. Sublessee shall not, however, be required to repair or restore the Sublet Premises to a condition better than the condition in which the Sublet Premises existed as of the Commencement Date, reasonable wear and tear excepted. In addition, Sublessee shall not be required to remove any alterations or improvements made by or for the account of Sublessor. If the Prime Lessor requires the removal of any alterations or improvements made by or for Sublessor, Sublessor shall, at its sole cost and expense, remove such alterations and improvements.

      28. NON-DISTURBANCE AGREEMENT. Promptly after the execution of this Sublease, Sublessor will request that Prime Lessor obtain from all lessors under all ground leases, from all beneficiaries under all deeds of trust and all mortgagees under all mortgages affecting the Sublet Premises, at Sublessee's sole cost and expense, notarized non-disturbance agreements in

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
writing, in form and content reasonably acceptable to Sublessee, stating that so long as Tenant is not in default under any of the terms, covenants, conditions, or agreements of this Sublease, this Sublease and all of the terms, provisions, and conditions of this Lease, shall remain in full force and effect, and neither this Sublease, nor Sublessee's rights nor Sublessee's possession of the Sublet Premises will be disturbed during the Sublease Term or any extension thereof. Notwithstanding the foregoing, Sublessor shall have no obligation, beyond its reasonable efforts to do so, to obtain such non-disturbance agreement on Sublessee's behalf.

       29. INDEMNIFICATION OF SUBLESSEE. Sublessor agrees to comply with all of the obligations of the Tenant under the Prime Lease to the extent such obligations are not assumed by Sublessee, if any, and to hold Sublessee harmless from all claims, costs, liabilities and damages arising out of Sublessor's or Sublessor's agents', employees' or contractors' (a) failure to comply with or perform such obligations, (b) breach of any provision of this Sublease, (c) gross negligence or willful misconduct or (d) violation of law.

       30. DAMAGE TO CABLES AND PIPES. Sublessor shall not be responsible or liable to Sublessee, or to those claiming by, through or under Sublessee, for any loss or damage resulting to Sublessee, or to those claiming by, through or under Sublessee, or its or their property, from the breaking, bursting, stoppage or leakage of electrical cable wires, gas, sewer, water or steam pipes unless such loss or damage is caused by the willful misconduct of Sublessor or Sublessor's agents, employees or contractors or unless Sublessor is made aware of any condition which results in any of the aforementioned loss or damage which it willfully neglects to repair or replace (to the extent it is obligated to do so). To the maximum extent permitted by law, Sublessee agrees to use and occupy the Sublet Premises at Sublessee's own risk.

       31. HVAC MAINTENANCE. Sublessor shall keep the HVAC system under an annual maintenance contract with a qualified person or company of its choosing throughout the Sublease Term. Sublessee hereby agrees that it shall be responsible for one half of the cost of such annual maintenance contract, and agrees that it shall pay, as Additional Rent, its share of any cost associated with such annual maintenance contract within five (5) days of the presentation of an invoice therefor.

       32. PRIME LESSOR'S APPROVAL. This Sublease and Sublessor's liability hereunder are subject to Prime Lessor's consent hereto, as required under paragraph 14 of the Prime Lease, and this Sublease shall be null and void, and Sublessor shall have no liability to Sublessee whatsoever, should Prime Lessor fail to give such consent to this Sublease.

       33. SURVIVAL. Should any portion of this Sublease be found to be unenforceable, this Sublease shall continue in full force and effect, without giving regard to such unenforceable provision.

       34. COUNTERPARTS. This Sublease may be signed by the parties in two or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same document. Receipt by telecopier of a signed copy of this Sublease shall be deemed receipt of the original document.

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



       35. SIGNAGE. Sublessee shall be permitted to place a sign on the front door of the Sublet Premises subject to the approval of the City of San Diego, all applicable rules, regulations and ordinances, and the terms and conditions of the Prime Lease.

       36 WARRANTIES. Sublessor shall, at Sublessee's expense, cooperate with Sublessee to enforce, for the benefit of Sublessee, all (a) warranties given and indemnities made by Prime Lessor to Sublessor under the Prime Lease which would reduce Sublessee's obligations hereunder and (b) warranties given by any contractors concerning any improvements made to the Sublet Premises.

       37. BROKERS. Each of the parties represents and warrants to the other that all of its dealings in regard to the Sublet Premises have been solely with the CB Richard Ellis, Inc. and the other, and that no other real estate broker, agent, or intermediary has shown the Sublet Premises to Sublessee or referred the Sublessee to Sublessor or the Sublessor to Sublessee, or otherwise involved or procured Sublessee with respect to the Sublease. Each of the parties agrees to indemnify and hold the other harmless against any claims for brokerage or other commission arising by reason of a breach by such party of the aforesaid representations and warranties.

       IN WITNESS WHEREOF, the parties hereto have executed this Sublease Agreement as of the day and year first above written.


                                             Sublessor:

                                             PULSE ENGINEERING, INC.


Attest:            /s/                       By: /s/ PATRICK MCGREGORY
       -------------------------                -------------------------------

                                             Name:   PATRICK MCGREGORY
                                                  ----------------------------

                                             Title:  VP FINANCE
                                                   ----------------------------

                                             Sublessee:

                                             COMPS.COM, INC.


Witness/Attest:     /s/                      By:  /s/ JOSEPH A. MANNINA
               ------------------               -------------------------------

                                             Name:    Joseph A. Mannina
                                                  -----------------------------

                                             Title:   Vice President Operations
                                                   ----------------------------



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